Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of February 1, 2006.

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.
CALIFORNIA PORTFOLIO


FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:				Non-fundamental:
The investment objective of the 	The investment objective of the
Portfolio is to earn the highest 	Portfolio is to earn the highest
level of current income, exempt 	level of current income, exempt
from Federal and state taxation 	from Federal and state taxation
to the extent described in the 		to the extent described in the
Prospectus, that is available 		Prospectus, that is available
without assuming what Alliance 		without assuming what Alliance
considers to be undue risk, by 		considers to be undue risk,
investing principally in high-		by investing principally in
yielding, predominantly medium 		high-yielding, predominantly
quality, municipal securities.		medium quality, municipal
					securities.



Fundamental Investment Policies:

The Portfolio may not invest 		The Portfolio may not concentrate
25% or more of its total assets 	investments in an industry, as
in the securities of issuers 		concentration may be defined
conducting their principal 		under the 1940 Act or the rules
business activities in any 		and regulations thereunder (as
one industry, provided that 		such statute, rules or regulations
for purposes of this policy 		may be amended from time to time)
(a) there is no limitation with 	or by guidance regarding,
respect to investments in 		interpretations of, or exemptive
municipal securities issued by 		orders under, the 1940 Act
governmental users (including 		or the rules or regulations
private activity bonds issued 		thereunder published by
by governmental users), U.S. 		appropriate regulatory authorities.
Government securities,
certificates of deposit,
bankers acceptances and
interest-bearing savings
deposits, and (b) consumer
finance companies, industrial
finance companies and gas,
electric, water and telephone
utility companies are each
considered to be separate
industries.  For purposes of
this restriction, the Portfolio
will regard the entity which
has the primary responsibility
for the payment of interest
and principal as the issuer.

The Portfolio may not pledge, 		Policy eliminated.
hypothecate, mortgage or otherwise
encumber its assets, except
in an amount of not more than
15% of the value of its total
assets, to secure borrowing for
temporary or emergency purposes.

The Portfolio may not make 		Policy eliminated.
short sales of securities or
maintain a short position.

The Portfolio may not purchase 		Fundamental policy eliminated.
securities on margin.
					Non-fundamental policy:

					The Portfolio may not purchase
					securities on margin, except (i)
					as otherwise provided under rules
					adopted by the SEC under the 1940
					Act or by guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that the
					Portfolio may obtain such short-
					term credits as are necessary
					for the clearance of portfolio
					transactions, and the Portfolio
					may make margin payments in
					connection with futures contracts,
					options, forward contracts,
					swaps, caps, floors, collars and
					other financial instruments.

The Portfolio may not 			Policy eliminated.
participate on a joint or
joint and several basis in
any securities trading
account.

The Portfolio may not issue 		The Portfolio may not issue any
any senior security within 		senior security (as that term
the meaning of the 1940 Act.		is defined in the 1940 Act)
					or borrow money, except to the
					extent permitted by the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding, or
					interpretations of, or exemptive
					orders under, the 1940 Act or
					the rules or regulations
					thereunder published by
					appropriate regulatory authorities.
					For the purposes of this
					restriction, margin and collateral
					arrangements, including, for example,
					with respect to permitted
					borrowings, options, futures
					contracts, options on futures
					contracts and other derivatives
					such as swaps are not deemed to
					involve the issuance of a senior
					security.

The Portfolio may not borrow 		Policy eliminated. See policy above.
money except from banks for
temporary or emergency
purposes, including the
meeting of redemption
requests which might require
the untimely disposition of
securities.  Borrowing in
the aggregate may not exceed
20%, and borrowing for
purposes other than meeting
redemptions may not exceed
5% of the value of the Funds
total assets (including all
borrowings by the Portfolio)
less liabilities (not
including all borrowings
by the Portfolio) at the
time the borrowing is made.
Outstanding borrowings in
excess of 5% of the value of
the Funds total assets will
be repaid before any subsequent
investments are made.


The Portfolio may not make 		The Portfolio may not make loans
loans of its assets to any 		except through (i) the purchase of
person, except for (i) the 		debt obligations in accordance
purchase of publicly 			with its investment objectives
distributed debt securities, 		and policies; (ii) the lending
(ii) the purchase of non-		of portfolio securities; (iii)
publicly distributed securities 	the use of repurchase agreements;
subject to [the next policy], 		or (iv) the making of loans to
and (iii) entering into 		affiliated funds as permitted under
repurchase agreements.			the 1940 Act, the rules and
					regulations thereunder (as such
					statutes, rule or regulations may
					be amended from time to time), or
					by guidance regarding, and
					interpretations of, or exemptive
					orders under, the 1940 Act.

The Portfolio may not act as an 	The Portfolio may not act as an
underwriter of securities of 		underwriter of securities of other
other issuers, except that a 		issuers, except that the Portfolio
Portfolio may acquire 			may acquire restricted securities
restricted or not readily 		under circumstances in which, if
marketable securities under 		such securities were sold, the
circumstances where, if 		Portfolio might be deemed to be
such securities were sold, 		an underwriter for purposes of
the Fund might be deemed 		the Securities Act of 1933, as
to be an underwriter for 		amended (the Securities Act).
purposes of the Securities
Act of 1933.

The Portfolio may not invest 		The Portfolio may not purchase
in commodities or commodity 		or sell commodities regulated by
contracts, except that the 		the Commodity Futures Trading
Portfolio may invest in 		Commission under the Commodity
futures contracts and options 		Exchange Act or commodities
thereon.				contracts except for futures
					contracts and options on
					futures contracts.

Related non-fundamental policy.		Related non-fundamental policy
					eliminated.
The Portfolio will not enter
into a futures contract or
option on a futures contract
if immediately thereafter the
market values of the
outstanding futures contracts
of the Portfolio and the
futures contracts subject to
outstanding options written
by the Portfolio would exceed
50% of its total assets.

The Portfolio may not purchase 		The Portfolio may not purchase
or sell real estate.			or sell real estate except that
					it may dispose of real estate
					acquired as a result of the
					ownership of securities or other
					instruments.  This restriction
					does not prohibit the Portfolio
					from investing in securities or
					other instruments backed by real
					estate or in securities of companies
					engaged in the real estate business.


Non-fundamental Investment Policies:

The Portfolio will limit its 		The Portfolio will limit its
investments in illiquid 		investment in illiquid securities
securities to 10% of its 		to no more than 15% of net assets
net assets.				or such other amount permitted by
					guidance regarding the 1940 Act.

The Portfolio may invest up to 		The Portfolio may invest in
35% or more of its total 		zero coupon securities.
assets in zero coupon
securities.

No forward commitment will be 		The Portfolio may enter into
made by the Portfolio  if, as 		forward commitments.
a result, the Portfolios
aggregate forward commitments
under such transactions
would be more than 20% of its
total assets.